POWER OF ATTORNEY

The undersigned hereby consitutes and appoints each of Michael T.
Wilkins and Barrie W. Ernst, or any of them acting individually, the undersigned's true and lawful attorney-in-fact to:

(1) Execute for and on behalf of the undersigned Forms 3, 4, and 5 with respect to the securities of United Fire Group, Inc. in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2) Execute for and on behalf of the undersigned filings with respect to the securities of United Fire Group, Inc. in accordance with Section 13 of the
Securities Exchange Act of 1934 and the rules thereunder;

(3) Do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4, or 5, any such Section 13 filings, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and
Exchange Commission and any stock exchange or similar authority;

(4) Execute for and on behalf of the undersiged Form ID; and

(5) Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of the attorney-in-fadct, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorny-in-fact's discretion.

The undersigned hereby grants each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do personally persent, with full powers of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges the the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is United Fire Group, Inc. assuming, any of the undersigned's responsibilities to comply with Section 13 or Section 16 of the Securities
Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5, or Section 13 filings with respect to the undersigned's holdings of, and transactions in, securities issued by United Fire Group, Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this day of August 19, 2016.

/s/Randy A. Ramlo
Signature

Randy A. Ramlo
Print Name